Exhibit 10.2

_______________________________________
ACCELEVATION HOLDINGS LLC
LIMITED LIABILITY COMPANY AGREEMENT
_______________________________________
Dated as of September 30, 2026
THE UNITS ISSUED PURSUANT TO THIS LIMITED LIABILITY COMPANY AGREEMENT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD,
TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME
WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION
THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY
SET FORTH HEREIN.
CERTAIN UNITS MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER
SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF
SUCH UNITS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF
SUCH UNITS UPON WRITTEN REQUEST TO THE COMPANY AND WITHOUT CHARGE.

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS ....................................................................................................		1

ARTICLE II ORGANIZATIONAL MATTERS ..................................................................		8
Section 2.1	Formation of LLC .................................................................................	8
Section 2.2	Limited Liability Company Agreement ................................................	8
Section 2.3	Name .....................................................................................................	8
Section 2.4	Purpose ..................................................................................................	8
Section 2.5	Principal Office; Registered Office .......................................................	8
Section 2.6	Term ......................................................................................................	9
Section 2.7	No State-Law Partnership .....................................................................	9

ARTICLE III UNITS, CAPITAL CONTRIBUTIONS AND ACCOUNTS .......................		9
Section 3.1	Units; Capitalization ..............................................................................	9
Section 3.2	Authorization and Issuance of Additional Units ...................................	10
Section 3.3	Repurchase or Redemptions ..................................................................	12
Section 3.4	Equity Subdivisions and Combinations ................................................	13
Section 3.5	General Authority ..................................................................................	13
Section 3.6	Capital Accounts ...................................................................................	13
Section 3.7	Negative Capital Accounts; No Interest Regarding Positive Capital Accounts ................................................................................................	14
Section 3.8	No Withdrawal ......................................................................................	15
Section 3.9	Loans From Unitholders ........................................................................	15
Section 3.10	Adjustments to Capital Accounts for Distributions In-Kind .................	15
Section 3.11	Transfer of Capital Accounts ................................................................	15
Section 3.12	Adjustments to Book Value ..................................................................	15
Section 3.13	Compliance With Section 1.704-1(b) ....................................................	16

ARTICLE IV DISTRIBUTIONS AND ALLOCATIONS ...................................................		16
Section 4.1	Distributions ..........................................................................................	16
Section 4.2	Allocations .............................................................................................	17
Section 4.3	Special Allocations ................................................................................	17
Section 4.4	Offsetting Allocations ...........................................................................	19
Section 4.5	Tax Allocations .....................................................................................	19
Section 4.6	Indemnification and Reimbursement for Payments on Behalf of a Member .................................................................................................	20

ARTICLE V MANAGEMENT AND CONTROL OF BUSINESS .....................................		21
Section 5.1	Management ..........................................................................................	21
Section 5.2	Investment Company Act ......................................................................	22
Section 5.3	Officers ..................................................................................................	22
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ACCELEVATION HOLDINGS  LLC
LIMITED LIABILITY COMPANY AGREEMENT
THIS LIMITED LIABILITY COMPANY AGREEMENT of Accelevation Holdings LLC, a
Delaware limited liability company (the “Company”), is entered into as of September 30, 2026, by and among the Company, Accelevation Holdings Corp., a Delaware corporation (“Pubco”), Instor Blocker,
Inc., a Delaware corporation (“Instor Blocker”), and Accelevation Investment Holdings LLC, a Delaware
limited liability company (“Holdings”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.
WHEREAS, the Certificate was filed with the Office of the Secretary of State of Delaware on
September 23, 2026;
WHEREAS, in connection with and prior to the initial public offering of Class A Common Stock of Pubco (the “IPO”), Pubco acquired certain Company membership interests;
WHEREAS, in connection with the IPO: (i) the Company and the Members desire to recapitalize the Company’s membership interests pursuant to this Agreement such that (A) all of the membership interests held by Holdings as of the date hereof are automatically converted into a number of Series B
Common Units that have an equivalent aggregate value as of the date hereof and (B) all of the membership interests held by Pubco as of the date hereof are automatically converted into a number of
Series A Common Units that have an equivalent aggregate value as of the date hereof; (ii) Pubco will purchase Series A Common Units using a portion of the net proceeds of the IPO; and (iii) Pubco, the
Company and Holdings will enter into an Exchange Agreement, pursuant to which Holdings will be permitted to exchange Series B Common Units (together with the corresponding number of shares of
Class B Common Stock) for Class A Common Stock or the Cash Payment (as defined therein) (clauses (i)
through (iii), collectively, the “IPO Transactions”); and
WHEREAS, the parties hereto desire to enter into this Agreement to give effect to the IPO
Transactions and reflect the admission of Pubco as the sole manager of the Company.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Capitalized terms used but not otherwise defined herein shall have the following meaning:
“704(c) Event” has the meaning set forth in Section 4.5(b).
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section
8.2.
“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury
Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury

Regulation Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1)
and 1.704-2(i) (relating to Minimum Gain).
“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person, and in the case of any Unitholder that is a partnership, limited liability company, corporation or similar entity, any partner, member or stockholder of such Unitholder; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Unitholder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and
“under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).
“Agreement” means this Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.
“Assumed Tax Liability” means, with respect to any Unitholder for any Fiscal Quarter, an amount, which in the good faith estimation of the Manager, equals the product of (a) the amount of taxable income of the Company allocable to such Unitholder in respect of such Fiscal Quarter (which shall include gross or net income allocations of items of Profit or Loss), determined (w) by assuming such
Unitholder earned solely the items of income, gain, deduction, loss and/or credit allocated to such
Unitholder by the Company for such taxable period, (x) by including adjustments under Section 732(d),
734(b) and 743(b) of the Code, (y) by including adjustments to taxable income in respect of
Section 704(c) of the Code and (z) reducing such taxable income by net taxable losses of the Company allocated to such Unitholder for prior taxable periods beginning after the date hereof to the extent that such losses are of a character (ordinary or capital) that would permit the losses to be deducted by such
Unitholder against the current taxable income of the Company allocable to the Unitholder for such Fiscal
Quarter and have not previously been taken into account in determining such Unitholder’s Assumed Tax
Liability, multiplied by (b) the Assumed Tax Rate; provided that in the case of Pubco, the Assumed Tax
Liability shall in no event be less than an amount that will enable Pubco to meet its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year.
“Assumed Tax Rate” means the combined maximum U.S. federal, state and local income tax rate applicable to a taxable individual or corporation in any jurisdiction in the United States (whichever is higher), including pursuant to Section 1411 of the Code, in each case, taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Fiscal Quarter (making an appropriate adjustment for any rate changes that take place during such period and taking into account the character of the income).
“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Board” means the board of directors of Pubco.
“Book Value” means, with respect to any of the Company property, the Company’s adjusted basis for federal income Tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g).
“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in
New York, New York, Chicago, Illinois or Miamisburg, Ohio are authorized by law to be closed.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.6 and the other applicable provisions of this Agreement.
“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair
Market Value of other property which a Unitholder contributes or is deemed by the Manager to have contributed to the Company with respect to any Unit pursuant to Section 3.1 or Section 3.11.
“Cash Payment” has the meaning set forth in the Exchange Agreement.
“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as the same may be amended from time to time.
“Change of Control Exchange” has the meaning set forth in the Exchange Agreement.
“Class A Common Stock” means shares of Class A common stock, par value $0.0001 per share, of Pubco.
“Class A Common Stock Value” has the meaning set forth in the Exchange Agreement.
“Class B Common Stock” means shares of Class B common stock, par value $0.0001 per share, of Pubco.
“Code” means the United States Internal Revenue Code of 1986, as amended. Such term, if elected by the Manager in its sole discretion, shall be deemed to include any future amendments to the
Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).
“Common Units” means the Series A Common Units and the Series B Common Units.
“Company” has the meaning set forth in the Preamble.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq.,
as it may be amended from time to time, and any successor thereto.
“Distribution” means each distribution made by the Company to a Unitholder, with respect to such Person’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that notwithstanding anything in the foregoing to the contrary, none of the following shall be deemed to be a Distribution hereunder: (i) any recapitalization, exchange or conversion of securities of the Company; (ii) any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units; (iii) any Tax Distribution and (iv) any repurchase of Units pursuant to any right of first refusal or similar repurchase right in favor of the Company.
“Equity Agreement” has the meaning set forth in Section 3.2(a).
“Equity Securities” means (i) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the
Manager, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests and (iii)
warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Exchange” has the meaning set forth in the Exchange Agreement.
“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among Pubco, the Company and Holdings, as the same may be amended, amended and restated or replaced from time to time.
“Exchange Rate” has the meaning set forth in the Exchange Agreement.
“Exchangeable Unit” has the meaning set forth in the Exchange Agreement.
“Exchanged Unit Amount” has the meaning set forth in the Exchange Agreement.
“Fair Market Value” means, as of any date of determination, (i) with respect to a Unit, such
Unit’s Pro Rata Share as of such date, (ii) with respect to a share of Class A Common Stock, the Class A
Common Stock Value as of such date, and (iii) with respect to any other non-cash assets, the fair market value for such property as between a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell in an arm’s-length transaction occurring on such date, taking into account all relevant factors determinative of value (including in the case of securities, any restrictions on transfer applicable thereto or, if such securities are traded on a securities exchange or automated or electronic quotation system, the quoted price for such securities as of the date of determination), as reasonably determined in good faith by the Manager.
“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and
December 31, or such other quarterly accounting period as may be established by the Manager.
“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Manager.
“Forfeiture Allocations” has the meaning set forth in Section 4.3.
“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Holdings” has the meaning set forth in the Preamble, together with its successors and assigns;
provided that, in the event that Holdings has not appointed a successor prior to the date on which it dissolves, liquidates, winds up, terminates or otherwise ceases to exist, Olympus shall be deemed to be a successor to Holdings for all applicable purposes of this Agreement, including Section 7.4.

“HSR Act” has the meaning set forth in Section 10.7.
“Indemnitee” has the meaning set forth in Section 6.2.
“Instor Blocker” has the meaning set forth in the Preamble.
“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.
“IPO” has the meaning set forth in the Recitals.
“IPO Transactions” has the meaning set forth in the Recitals.
“IPO 704(c) Event” has the meaning set forth in Section 3.12.
“IRS Notice” has the meaning set forth in Section 7.5.
“Liquidation Assets” has the meaning set forth in Section 10.2(b).
“Liquidation FMV” has the meaning set forth in Section 10.2(b).
“Liquidation Statement” has the meaning set forth in Section 10.2(b).
“Losses” means items of the Company loss and deduction determined according to Section 3.6.
“Manager” means (i) Pubco so long as Pubco has not withdrawn as the Manager pursuant to
Section 5.1(c) and (ii) any successor thereof appointed as Manager in accordance with Section 5.1(c).
Unless the context otherwise requires, references herein to the Manager shall refer to the Manager acting in its capacity as such.
“Member” means each Person listed on the Unit Ownership Ledger and any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the terms and conditions of this Agreement, in each case, in such Person's capacity as a member of the Company; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units.
“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury
Regulation Section 1.704-2(d).
“Notice Date” has the meaning set forth in Section 4.5(b).
“Obligations” has the meaning set forth in Section 6.2.
“Olympus” means Olympus Growth Fund VII, L.P., a Delaware limited partnership, or its designee.
“Partnership Representative” has the meaning set forth in Section 7.4(a).
“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state or local Tax laws.

“Permitted Transferee” means, with respect to any Person, (i) any of such Person’s Affiliates and
(ii) any direct or indirect partner, member, stockholder or other equityholder of such Person.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.
“Pro Rata Share” means with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Total Equity Value were distributed to all Units in accordance with
Section 4.1(b), as determined in good faith by the Manager.
“Profits” means items of the Company income and gain determined according to Section 3.6.
“Pubco” has the meaning set forth in the Preamble.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among Pubco and certain other parties thereto, as the same may be amended, amended and restated or replaced from time to time.
“Regulatory Allocations” has the meaning set forth in Section 4.3(e).
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.
“Series A Common Unit” means a Unit having the rights and obligations specified with respect to a Series A Common Unit in this Agreement.
“Series B Common Unit” means a Unit having the rights and obligations specified with respect to a Series B Common Unit in this Agreement; provided, that a Series B Common Unit shall not have any voting rights under this Agreement or the Delaware Act.
“Specified Audit” has the meaning set forth in Section 7.4(c).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.
For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to
Section 8.2.
“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
“Tax Advances” has the meaning set forth in Section 4.6.
“Tax Distribution” has the meaning set forth in Section 4.1(a)(i).
“Tax Distribution Conditions” has the meaning set forth in Section 4.1(a)(i).
“Tax Distribution Date” means April 10, June 10, September 10 and December 10 of each calendar year, which shall be adjusted by the Manager as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income Taxes under applicable law.
“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of the date hereof, by and among Pubco, the Company and the other parties thereto, as the same may be amended, amended and restated or replaced from time to time.
“Taxable Year” means the Company’s accounting period for federal income Tax purposes determined pursuant to Section 7.3.
“Total Equity Value” means, as of any date of determination, the aggregate proceeds which would be received by the Unitholders if: (i) the assets of the Company were sold at their fair market value to an independent third-party on arm’s-length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any amounts reserved by the Manager with respect to any contingent or other liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1, all as determined by the Manager in good faith based upon the Class A Common Stock Value as of such date.
“Traditional Method with Curative Allocations” has the meaning set forth in Section 4.5(b).
“Transaction Documents” means, collectively, this Agreement, the Exchange Agreement, the
Registration Rights Agreement and the Tax Receivable Agreement.
“Transfer” has the meaning set forth in Section 8.1.

“Treasury Regulations” means the income Tax regulations promulgated under the Code and effective as of the date of this Agreement. Such term, if elected by the Manager in its sole discretion, shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).
“Unit” means a limited liability company interest in the Company of a Member or representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Members and shall include Common Units.
“Unit Ownership Ledger” has the meaning set forth in Section 3.1(b).
“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records.
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1Formation of LLC. The Company was formed in the State of Delaware on
September 23, 2026 pursuant to the provisions of the Delaware Act.
Section 2.2Limited Liability Company Agreement. The Members hereby execute this
Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the
Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware
Act; provided that, notwithstanding the foregoing and anything else to the contrary, Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Section of the Delaware Act.
Section 2.3Name . The name of the Company shall be “Accelevation Holdings LLC”. The
Manager may change the name of the Company at any time and from time to time. Notification of any such name change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.
Section 2.4Purpose. The purpose and business of the Company shall be to manage and direct the business operations and affairs of the Company and its Subsidiaries and to engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act.
Section 2.5Principal Office; Registered Office. The principal office of the Company shall be located at 9555 Springboro Pike Ste 400, Miamisburg, Ohio, 45342, or at such other place inside or outside the state of Delaware as the Manager may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Manager deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Manager may designate from time to time in the manner provided by applicable law.
Section 2.6Term. The term of the Company commenced upon the filing of the Certificate with the office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall continue in existence until the cancellation of the Certificate in accordance with the Delaware Act.
Section 2.7No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income Tax purposes, and that each Unitholder and the Company shall file all
Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III
UNITS, CAPITAL CONTRIBUTIONS AND ACCOUNTS
Section 3.1Units; Capitalization.
(a)Units; Capitalization. The Company shall have the authority to issue an unlimited number of Series A Common Units and Series B Common Units. The ownership by a Member of Common Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV hereof.
(b)Unit Ownership Ledger; Capital Contributions. The Manager shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth the name and address of each Unitholder, the number of each class of Units held of record by each such Unitholder and the amount of the Capital Contribution made with respect to each class of Units and the date of such Capital Contribution. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Manager shall amend and update the Unit Ownership Ledger.
Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Each Unitholder named in the Unit
Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Company as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger.
Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit
Ownership Ledger as amended and in effect from time to time.
(c)Certificates; Legends. Units shall be issued in uncertificated form; provided that, at the request of any Member, the Manager may cause the Company to issue one or more certificates to any such Member holding Units representing in the aggregate the Units held by such Member. If any certificate representing Units is issued, then such certificate shall bear a legend substantially in the following form:
THIS CERTIFICATE EVIDENCES UNITS REPRESENTING A
MEMBERSHIP INTEREST IN ACCELEVATION HOLDINGS LLC. THE
MEMBERSHIP INTEREST IN ACCELEVATION HOLDINGS LLC
REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED
UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY
NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED,
SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN
COMPLIANCE THEREWITH. THE MEMBERSHIP INTEREST IN
ACCELEVATION HOLDINGS LLC REPRESENTED BY THIS
CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET
FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF
ACCELEVATION HOLDINGS LLC, DATED AS OF SEPTEMBER 30, 2026,
AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF
WHICH SHALL BE FURNISHED BY THE COMPANY TO THE RECORD
HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.
(d)Conversion of Prior Membership Interests. Contemporaneous with the execution and effectiveness of this Agreement, all of the membership interests in the Company that were issued and outstanding and held by the Members immediately prior to the effectiveness of this Agreement are hereby converted into the Series A Common Units and Series B Common Units, respectively, as set forth on the
Unit Ownership Ledger.
Section 3.2Authorization and Issuance of Additional Units.
(a)The Manager shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Manager may determine, additional Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the
Manager). The Manager shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Manager in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.2(a). In connection with any issuance of Units (whether on or after the date of this Agreement), the Person who acquires such Units shall execute a counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase as are required by the Manager (including such documents, instruments and agreements entered into on or prior to the date of this Agreement by the
Members, each, an “Equity Agreement”). The Company may not issue any additional Series A Common
Units or other Equity Securities to Pubco or any of its Subsidiaries except as set forth in Section 3.2(b),
Section 3.2(c) or Section 3.2(d).
(b)At any time Pubco issues one or more shares of Class A Common Stock or any other
Equity Securities of Pubco (other than an issuance of the type covered by Section 3.2(d) or an issuance to a holder of Exchangeable Units pursuant to the Exchange Agreement, as described in Section 3.2(c)),
Pubco shall contribute to the Company all of the net proceeds (if any) received by Pubco with respect to such share or shares of Class A Common Stock or other Equity Securities of Pubco. Upon the contribution by Pubco to the Company of all of such net proceeds so received by Pubco, the Manager shall cause the Company to issue a number of Series A Common Units (if Pubco issues shares of Class A
Common Stock), determined based upon the Exchange Rate then in effect, or an equal number of such
Equity Securities of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issues
Equity Securities other than shares of Class A Common Stock) registered in the name of Pubco so that the aggregate number of Series A Common Units and other Equity Securities of the Company held by Pubco at all times equals the number of shares of Class A Common Stock and other Equity Securities issued by
Pubco issued and outstanding; provided, however, that if Pubco issues one or more shares of Class A
Common Stock or other Equity Securities of Pubco, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a Distribution pursuant to Article IV, then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations; provided further, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase of Common Units from a
Member (other than a Subsidiary of Pubco), then the Company shall not issue any new Common Units registered in the name of Pubco in accordance with Section 3.2(c) and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred by Pubco to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.2(b) shall not apply to the issuance and distribution to holders of shares of Class
A Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder’s rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A
Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right, and (ii) in the event such rights to purchase Equity Securities of Pubco are triggered, Pubco will ensure that the holders of Common Units that have not been exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).
(c)At any time a holder of Exchangeable Units exchanges such Exchangeable Units for shares of Class A Common Stock, the Company shall cancel such Exchangeable Units. Upon the cancellation by the Company of the Exchangeable Units exchanged for shares of Class A Common Stock, the Manager shall cause the Company to issue a number of Series A Common Units equal to the
Exchanged Unit Amount, registered in the name of Pubco in accordance with Section 2.6 of the Exchange
Agreement. At any time a holder of Exchangeable Units exchanges such Exchangeable Units for a Cash
Payment, the Company shall cancel such Exchangeable Units and the Manager shall cause the Company to issue a number of Series A Common Units equal to the Exchanged Unit Amount, registered in the name of Pubco in accordance with Section 2.6 of the Exchange Agreement.
(d)At any time Pubco issues one or more shares of Class A Common Stock or other Equity
Securities of Pubco in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Manager shall cause the Company to issue a corresponding number of
Series A Common Units or Equity Securities of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than shares of Class A Common Stock), and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco so issued, registered in the name of
Pubco (determined based upon the Exchange Rate then in effect) so that the aggregate number of Series A
Common Units and other Equity Securities held by Pubco at all times equals the number of shares of
Class A Common Stock and other Equity Securities issued and outstanding; provided that Pubco shall be required to contribute to the Company all (but not less than all) of the net proceeds (if any) received by
Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common
Stock or other Equity Securities of Pubco, including the exercise price of any option exercised. If any such shares of Class A Common Stock or other Equity Securities so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Series A Common
Units or other Equity Securities of the Company corresponding to the Equity Securities issued by Pubco
(if Pubco issues Equity Securities other than shares of Class A Common Stock) that are issued by the
Company to Pubco in connection therewith in accordance with the preceding provisions of this Section
3.2(d) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A
Common Stock or other Equity Securities of Pubco vest or are forfeited, then a corresponding number of the Series A Common Units (determined based upon the Exchange Rate then in effect) or other Equity
Securities issued by the Company corresponding to the Equity Securities issued by Pubco (if Pubco issues
Equity Securities other than shares of Class A Common Stock) in accordance with the preceding provisions of this Section 3.2(d) shall automatically vest or be forfeited. Any cash or property held by
Pubco or the Company or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock or other Equity Securities of Pubco that fail to vest shall be returned to the
Company upon the forfeiture of such restricted shares of Class A Common Stock or other Equity
Securities of Pubco.
(e)Pubco shall at all times reserve and keep available out of its authorized but unissued
Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Series B
Common Units and shares of Class B Common Stock to satisfy its obligations under the Exchange
Agreement; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common
Stock (which may or may not be held in the treasury of Pubco). If any shares of Class A Common Stock require registration with or approval of any Governmental Entity under any federal or state law before such shares may be issued upon an Exchange, Pubco shall use reasonable best efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be.
Pubco shall list and use its reasonable best efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such
Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an
Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
(f)For purposes of this Section 3.2, “net proceeds” means gross proceeds to Pubco from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Pubco, the Company and their respective Subsidiaries actually incurred in connection with such issuance.
Section 3.3Repurchase or Redemptions.
(a)Neither Pubco nor any of its Subsidiaries (other than the Company and its Subsidiaries)
may redeem, repurchase or otherwise acquire (i) shares of Class A Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from Pubco or such
Subsidiary an equal number of Series A Common Units for the same price per security, if any, or (ii) any other Equity Securities of Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries)
unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from Pubco or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Subsidiary for the same price per security, if any.
(b) The Company may not redeem, repurchase or otherwise acquire (i) any Series A
Common Units from Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries)
unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (ii) any other Equity Securities of the Company from Pubco or any of its Subsidiaries (other than the
Company and its Subsidiaries) unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of
Pubco or such Subsidiary of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions on liquidation) and other economic rights as those of such Units of the Company.
Section 3.4Equity Subdivisions and Combinations. Except in accordance with the
Exchange Agreement or any other adjustments required by this Agreement:
(a)Any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of Class
A Common Stock, Class B Common Stock or other related class or series of Equity Security of Pubco
(including any Equity Security held in treasury) shall be accompanied by an identical subdivision or combination, as applicable, of the Common Units or other related class or series of Equity Security of the
Company, as applicable, with corresponding changes made with respect to any other exchangeable or convertible Equity Security of the Company and Pubco.
(b)Any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the
Units shall be accompanied by an identical subdivision or combination, as applicable, of the Class A
Common Stock, Class B Common Stock or other related class or series of Equity Security of Pubco
(including any Equity Security held in treasury), as applicable, with corresponding changes made with respect to any other exchangeable or convertible Equity Security of the Company and Pubco.
Section 3.5General Authority. For the avoidance of doubt, but subject to Section 3.1,
Section 3.2, Section 3.3 and Section 3.4, the Company, Pubco and the Manager shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Series A Common Units as is necessary to maintain at all times a one-
to-one ratio between (i) the number of Series A Common Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock and (ii) the number of outstanding shares of Class B Common Stock held by any Person (other than Pubco) and the number of Series B
Common Units held by such Person.
Section 3.6Capital Accounts.
(a)Maintenance of Capital Accounts. The Company shall maintain a separate Capital
Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).
Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:
(i)by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii)by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;
(iii)by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and
(iv)by deducting any distributions paid in cash or other assets to such
Unitholder by the Company.
(b)Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income Tax purposes
(including any method of depreciation, cost recovery or amortization used for this purpose); provided that:
(i)the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B), Code Section 705(a)(2)(B) and
Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income Tax purposes;
(ii)if the Book Value of any Company property is adjusted pursuant to
Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;
(iii)items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the Book Value of such property;
(iv)items of depreciation, amortization and other cost recovery deductions with respect to the Company property having a Book Value that differs from its adjusted basis for
Tax purposes shall be computed by reference to the property’s Book Value in accordance with
Treasury Regulation Section 1.704-1(b)(2)(iv)(g);
(v)to the extent an adjustment to the adjusted Tax basis of any of the
Company’s asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required pursuant to
Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital
Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and if, as a result of an exercise of a noncompensatory option (as defined in Treasury
Regulations Section 1.721-2(f)) to acquire Units, a Capital Account reallocation is required under
Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).
Section 3.7Negative Capital Accounts; No Interest Regarding Positive Capital
Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company). Except as otherwise expressly provided herein, no
Unitholder shall be entitled to receive interest from the Company in respect of any positive balance in its
Capital Account and no Unitholder shall be liable to pay interest to the Company or any Unitholder in respect of any negative balance in its Capital Account.
Section 3.8No Withdrawal. No Person shall be entitled to withdraw any part of such
Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.
Section 3.9Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such
Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
Section 3.10Adjustments to Capital Accounts for Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property (as of the date of such distribution) for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair
Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.2 through Section 4.4. If the Company distributes property in kind to any
Unitholder, the Company shall (a) first, to the extent possible, distribute (and be deemed to distribute) to such Unitholder any such property that the Unitholder contributed to the Company (or any such property received by the Company in a tax-deferred exchange for property contributed to the Company by such
Unitholder) and (b) second, to the extent no further distribution can be made in accordance with subclause
(a), or if such Unitholder did not contribute property to the Company, then the Company shall, to the extent possible, distribute (and be deemed to distribute) to the Unitholder property other than such property that was contributed to the Company by another Unitholder (or any such property received by the Company in a tax-deferred exchange for property contributed to the Company by a Unitholder), to the extent that such Unitholder is entitled to receive a Distribution at such time under the economic priorities set out in Article IV.
Section 3.11Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds at the time such Substituted Member is admitted to as a Member of the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of (a) the Transfer to it of all or part of the Units of another Member or (b) the repurchase or forfeiture of Units pursuant to any Equity Agreement shall be appropriately adjusted to reflect such Transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital
Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member Transferred to such Member.
Section 3.12Adjustments to Book Value. The Company shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the following times: (a) at the Manager’s discretion in connection with the issuance of Units in the
Company or a more than de minimis Capital Contribution to the Company; (b) at the Manager’s discretion in connection with the Distribution by the Company to a Member of more than a de minimis amount of the Company’s assets, including money; and (c) the liquidation of the Company within the meaning of
Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 4.2
(determined immediately prior to the event giving rise to the revaluation). The Company shall adjust the
Book Value of its property under Treasury Regulations Section 1.704-1(b)(2)(iv)(f) in connection with and immediately after the IPO Transactions (the “IPO 704(c) Event”).
Section 3.13Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury
Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the
Capital Accounts are computed in order to comply with such Treasury Regulations, the Manager may make such modification, notwithstanding anything in Section 11.2 to the contrary. The Manager also shall
(a) make any adjustments that are necessary or appropriate to maintain equality between the Capital
Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this
Agreement not to comply with Treasury Regulations Section 1.704-1(b).
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
Section 4.1Distributions.
(a)Tax Distributions.
(i)Tax Distributions. To the extent funds of the Company are legally available for distribution by the Company and such distribution would not be prohibited under any credit facility to which the Company or any of its Subsidiaries is a party (the “Tax
Distribution Conditions”), with respect to each Fiscal Quarter, on or prior to the relevant Tax
Distribution Date, the Company shall distribute to each Unitholder an amount of cash (each a
“Tax Distribution”) equal to such Unitholder’s Assumed Tax Liability for such Fiscal Quarter. To the extent a holder of Common Units would receive for any Fiscal Quarter less than its Pro Rata
Share of the aggregate Tax Distributions to be paid pursuant to the preceding sentence, the Tax
Distributions to such Unitholder shall be increased to ensure that all Tax Distributions to holders of Common Units are made in accordance with their Pro Rata Share. The Manager shall be entitled to adjust subsequent Tax Distributions up or down to reflect any variation between its prior estimation of quarterly Tax Distributions and the Tax Distributions that would have been computed under this Section 4.1(a)(i) based on subsequent information. In the event that due to the Tax Distribution Conditions the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 4.1(a)(i), the Company shall use its reasonable best efforts to distribute to the Unitholders the amount of funds that are available after application of the Tax
Distribution Conditions on a pro rata basis (according to the amounts that would have been distributed to each Unitholder pursuant to this Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) existed in a sufficient amount to make such
Distribution in full). At any time thereafter when additional funds of the Company are available for Distribution after application of the Tax Distribution Conditions, the Company shall use its reasonable best efforts to immediately distribute such funds to the Unitholders on a pro rata basis
(according to the amounts that would have been distributed to each Unitholder pursuant to this
Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) would have existed in a sufficient amount to make such Tax Distribution in full). Notwithstanding the foregoing, Distributions pursuant to Section 4.1(b) with respect any taxable period shall first be treated as Tax Distributions pursuant to this Section 4.1(a)(i) to the extent of any entitlement thereto.
(ii)Additional Tax Distributions. In the event (A) of any audit by, or similar event with, a taxing authority that affects the calculation of any Unitholder’s Assumed Tax
Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax
Audit Rules for which no election is made pursuant to Code Section 6226 (or any similar provision of state or local law)) or (B) the Company files an amended tax return, each
Unitholder’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest and penalties). Any shortfall in the amount of Tax Distributions the Unitholders and former Unitholders received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Unitholders and the successors of such former Unitholders in accordance with their Pro Rata Share of such additional Tax Distributions, except, for the avoidance of doubt, to the extent Distributions were made to such Unitholders and former Unitholders pursuant to
Section 4.1 in the relevant Taxable Years sufficient to cover such shortfall.
(b)Other Distributions. Except as otherwise set forth in Section 4.1(a), the Manager may
(but shall not be obligated to) make Distributions at such time, in such amounts and in such form
(including in-kind property) as determined by the Manager in its sole discretion, in each case to the holders of Common Units immediately prior to such Distribution on a pro rata basis.
Section 4.2Allocations. Profits or Losses for any Fiscal Year shall be allocated among the
Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such
Unitholder’s share of Minimum Gain (as determined according to Treasury Regulation
Section 1.704-2(g)) and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in
Treasury Regulation Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section
10.2.
Section 4.3Special Allocations.
(a)Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury
Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), Profits for such Taxable Year
(and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b)Unitholder Nonrecourse Debt Minimum Chargeback. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each holder of Common Units ratably among such Unitholders based upon their ownership of
Common Units. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum
Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c)Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has
an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of
Section 4.3(a) and Section 4.3(b), but before the application of any other provision of this Article IV, then
Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d)Allocation of Certain Profits and Losses. Profits and Losses described in Section
3.6(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital
Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and
(m).
(e)Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory
Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the
Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the
Unitholders intend to allocate Profit and Loss of the Company or make the Company distributions.
Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory
Allocations, income, gain, deduction and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and
Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss)
among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year there is a decrease in partnership
Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the
Company will have sufficient other income to correct such distortion, request the Internal Revenue
Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.
(f)The Unitholders acknowledge that allocations like those described in Proposed Treasury
Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of
Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of

Profits and Losses will be made in accordance with Proposed Treasury Regulations
Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.
(g)Any excess nonrecourse liabilities of the Company, within the meaning of Treasury
Regulation Section 1.752-3(a)(3), shall be allocated to the Members in any manner that is permissible under the Treasury Regulations.
(h)Any item of deduction with respect to a Tax that is offset at the Manager’s election pursuant to the second sentence of Section 4.6 against a Distribution to which a Unitholder is otherwise entitled shall be allocated to such Unitholder. For the avoidance of doubt, all tax deductions described in this Section 4.3(h) shall be taken into account in determining the amount of any Tax Distribution made under the provisions of Section 4.1(a)(i).
Section 4.4Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482 or 7872 of the Code or any similar provision now or hereafter in effect, the Manager shall use its commercially reasonable efforts to allocate any corresponding Profit or Loss to the Member who recognizes such item in order to reflect the Members’
economic interest in the Company.
Section 4.5Tax Allocations.
(a)Allocations Generally. Except as provided in Section 4.5(b), for federal, state and local income Tax purposes, each item of income, gain, loss or deduction shall be allocated among the
Unitholders in the same manner and in the same proportion that the corresponding book items have been allocated among the Unitholders’ respective Capital Accounts; provided that, if any such allocation is not permitted by the Code or other applicable law, then each subsequent item of income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)Code Section 704(c) Allocations.
(i)As a result of the IPO 704(c) Event, items of Company taxable income, gain, loss and deduction shall be allocated to take into account any variation between the adjusted basis of such property for federal income tax purposes and its Book Value, in each case, in accordance with the “traditional method,” except that the Company shall make curative allocations of the resulting tax gain from the sale or disposition of each such property in a manner that is intended to offset the effect of the cumulative amount of any "ceiling rule limitations" with respect to allocations of depreciation or amortization deductions in respect of any such differences between the Book Value of any such item of property and its adjusted Tax basis that are created in connection with any such contribution or adjustment of Book Value for each such property, as the case may be, as outlined in Treasury Regulation Section 1.704-3(c)(3)(iii)(B) (the
"Traditional Method with Curative Allocations").
(ii)If (A) any property is contributed (or deemed contributed for Tax purposes) to the Company, or (B) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) (any such contribution or adjustment of Book Value described in clauses (A) or (B), a "704(c) Event"), items of Company taxable income, gain, loss, and deduction shall be allocated using the Traditional Method with
Curative Allocations; provided, that with respect to any 704(c) Event, Holdings may withhold consent to the use of the Traditional Method with Curative Allocations with respect to such
704(c) Event (including, for the avoidance of doubt, any 704(c) Event in connection with the IPO
Transactions) to the extent Holdings delivers written notice to the Company prior to February 21st of the Taxable Year following the Taxable Year including the 704(c) Event (the "Notice Date")
that consent is withheld to the use of the Traditional Method with Curative Allocations with respect to such 704(c) Event, and solely to the extent such written notice is timely delivered and such consent is not unreasonably withheld or conditioned, Holdings shall cooperate in good faith to timely agree on an alternative methodology permissible under Section 704(c) of the Code with respect to the 704(c) Event, and such mutually agreed alternative methodology (unless the
Traditional Method with Curative Allocations is mutually agreed) shall be used by the Company with respect to such 704(c) Event. The Company shall reasonably cooperate to provide its analysis and any modeling with respect to the choice of allocation methodology for any Taxable
Year, as well as any other information reasonably requested by Holdings which is reasonably necessary to determine whether to consent or object to such methodology, at least 10 days in advance of the Notice Date for such Taxable Year.
(c)Section 754 Election. The Company will make an election under Section 754 of the Code for its Taxable Year that includes or begins on the date of this Agreement, and shall have such election in effect for each subsequent Taxable Year, to adjust the basis of the Company property as permitted and provided in Sections 734 and 743 of the Code, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a
Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years.
Such election shall be effective solely for federal (and, if applicable, state and local) income Tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s
Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)).
(d)Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Manager taking into account the principles of Treasury
Regulation Section 1.704-1(b)(4)(ii) and (viii).
(e)Corrective Allocations.  If necessary, the Company will make corrective allocations as set forth in Treasury Regulation Section 1.704-1(b)(4)(x).
(f)Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any
Unitholder’s Capital Account or share of Profits, Losses, Distributions (other than Tax Distributions) or other items pursuant to any provision of this Agreement.
Section 4.6Indemnification and Reimbursement for Payments on Behalf of a Member.
Except as otherwise provided in Article VI, if the Company (or any other entity in which the Company owns a direct or indirect interest) is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding
Taxes, state personal property Taxes and state unincorporated business Taxes, Taxes arising under the
Partnership Tax Audit Rules, the amount of any Taxes imposed under Code Section 1446(f), and any interest, penalties, additions to Tax and expenses related to any such amounts) (“Tax Advances”), then such Member shall indemnify and contribute to the Company in full for the entire amount of Tax
Advances paid. The Manager may offset Distributions to which a Person is otherwise entitled under this
Agreement against such Person’s obligation to indemnify the Company for Tax Advances under this
Section 4.6 or with respect to any other amounts owed by the Member to the Company or any of its
Subsidiaries. A Member’s obligation to indemnify and make contributions to the Company under this
Section 4.6 shall survive the transfer or termination of any Member’s interest in any Units of the
Company, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Company (and for purposes of this Section 4.6 to the extent not prohibited by applicable law, the
Company shall be treated as continuing in existence). The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter. For the avoidance of doubt, any Taxes, penalties and interest payable under the Partnership Tax Audit Rules by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as Tax Advances specifically allocable to the
Members and the Partnership Representative shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such Taxes, penalties or interest to the Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise) as determined by the Partnership Representative.
ARTICLE V
MANAGEMENT AND CONTROL OF BUSINESS
Section 5.1Management.
(a)Except as otherwise specifically provided in this Agreement or the Delaware Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Manager in accordance with the terms of this Agreement. No
Members shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. The Manager is hereby designated as a
“manager” within the meaning of Section 18-101(12) of the Delaware Act. The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the
Company’s business, and the actions of the Manager taken in accordance with such rights and powers shall bind the Company (and no Member shall have such right). The Manager shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Manager may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the
Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company.
(b)Without limiting Section 5.1(a), the Manager shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transaction, in each case without the vote, consent or approval of any Unitholder: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company
(including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. Except for any vote, consent or approval of any Unitholder expressly required by this
Agreement, if a vote, consent or approval of the Unitholders is required by the Delaware Act or other applicable law with respect to any action to be taken by the Company or matter considered by the
Manager, each Unitholder will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Manager on such action or matter.
(c)Pubco may withdraw as the Manager and appoint as its successor at any time upon written notice to the Company (a) any wholly-owned Subsidiary of Pubco, (b) any Person of which Pubco is a wholly-owned Subsidiary, (c) any Person into which Pubco is merged or consolidated or (d) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as Manager shall be effective unless Pubco (or its successor, as the case may be) and the new Manager provide all Members with contractual rights, directly enforceable by such Members against the new Manager, to cause the new Manager to comply with all of the Manager’s obligations under this Agreement.
Section 5.2Investment Company Act. The Manager shall use reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the
Investment Company Act.
Section 5.3Officers.
(a)Officers. Unless determined otherwise by the Manager, the officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and each other officer of Pubco shall also be an officer of the Company, with the same title. All officers shall be appointed by the Manager (or by the Chief Executive Officer to the extent the Manager delegates such authority to the Chief Executive Officer) and shall hold office until their successors are appointed by the
Manager (or by the Chief Executive Officer to the extent the Manager delegates such authority to the
Chief Executive Officer). Two or more offices may be held by the same individual. The officers of the
Company may be removed by the Manager (or by the Chief Executive Officer to the extent the Manager delegates such authority to the Chief Executive Officer) at any time for any reason or no reason.
(b)Other Officers and Agents. The Manager may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.
(c)Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of
Members if present thereat.
(d)President. The President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the Manager.
(e)Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Manager. The Chief Financial Officer shall deposit all monies and other valuables in the name of, and to the credit of, the Company with such depositaries as may be designated by the Manager.

(f)Treasurer. The Treasurer shall have the custody of Company funds and securities and shall keep full and accurate account of receipts and disbursements. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Manager or the Chief Executive Officer. The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements. He or she shall render to the Manager and the Chief Executive Officer whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Manager, the Treasurer shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Manager shall prescribe.
(g)Secretary. The Secretary shall give, or cause to be given, notice of all meetings of
Members and all other notices required by applicable law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the Manager. He or she shall record all the proceedings of the meetings of the Company and shall perform such other duties as may be assigned to him or her by the Manager or by the Chief Executive Officer.
(h)Other Officers. Other officers, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Manager or by the Chief Executive Officer.
Section 5.4Fiduciary Duties.
(a)Members and Unitholders. To the fullest extent permitted by law and notwithstanding any duty otherwise existing at law or in equity, no Member or Unitholder, solely in its capacity as such, shall owe any fiduciary duty to the Company, the Manager, any Member, any Unitholder or any other
Person bound by this Agreement, provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Nothing in this Section 5.4(a) shall limit the liabilities, duties or obligations of any Member or Unitholder acting in his or her capacity as an officer or manager pursuant to any other provision of this Agreement.
(b)Manager and Officers. Notwithstanding any other provision to the contrary in this
Agreement, except as set forth in Section 5.4(c), (i) the Manager shall, in its capacity as Manager, and not in any other capacity, have the same fiduciary duties to the Company and the Unitholders and Members as a member of the board of directors of a Delaware corporation; and (ii) each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the
Company and the Unitholders and Members as an officer of a Delaware corporation. For the avoidance of doubt, the fiduciary duties described in the immediately preceding clause (i) shall not be limited by the fact that the Manager shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.
(c)Manager Conflicts. The parties hereto acknowledge that the members of the Board will owe fiduciary duties to Pubco and its stockholders. The Manager will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Manager, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of Pubco, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Manager, the Members and/or the stockholders of Pubco in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of Pubco, (ii) advantage the stockholders of Pubco relative to the Members or
(iii) treat the Members and the stockholders of Pubco differently; provided that in the event of a conflict between the interests of the stockholders of Pubco and the interests of the Members, such Members agree that the Manager shall discharge its fiduciary duties to such Members by acting in the best interests of
Pubco’s stockholders.
(d)Waiver. Any duties and liabilities set forth in this Agreement shall replace those existing at law or in equity and each of the Company, each Member and Unitholder and any other Person bound by this Agreement hereby, to the fullest extent permitted by applicable law, including Section 18-1101(e)
of the Delaware Act, waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at law or in equity other than any such duties and liabilities set forth in this Agreement.
(e)Survival. The provisions of this Section 5.4 shall survive any amendment, repeal or termination of this Agreement.
ARTICLE VI
EXCULPATION AND INDEMNIFICATION
Section 6.1Exculpation.
(a)Actions in Capacity as a Member or Unitholder. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Member, Unitholder (other than the
Manager, acting in its capacity as such) or its respective Indemnitees shall be liable to the Company, any
Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out any action of or omission by such Member or Unitholder solely in its capacity as a Member or Unitholder, except to the extent such Obligations arise out of such Member’s (i) material breach of this Agreement or any other Transaction Document or (ii) bad faith violation of the implied contractual covenant of good faith and fair dealing, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).
(b)Other Actions. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, including Section 6.5, no Indemnitee shall be liable to the Company, any
Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out of the activities of the Indemnitee on behalf of the Company to the extent within the scope of the authority reasonably believed by such Indemnitee to be conferred on such Indemnitee, except to the extent such
Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Pubco (as the same may be amended from time to time).
Section 6.2Indemnification. To the fullest extent permitted by applicable law, each of (a)
the Manager, (b) the Unitholders and the Members and their respective Affiliates, (c) the stockholders, members, managers, directors, officers, partners, employees and agents of the Unitholders, the Members and their respective Affiliates and (d) the officers and directors of the Manager, the Company and each of their Subsidiaries (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Obligations”), which at any time may be imposed on, incurred by or asserted against such Indemnitee as a result of or arising out of this Agreement, Pubco, the Company, their respective assets, businesses or affairs or the activities of the
Indemnitee on behalf of Pubco, the Company or any of their Subsidiaries to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that, to the extent such Indemnitee is not entitled to exculpation with respect to such Obligations pursuant to Section
6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent such
Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Pubco (as the same may be amended from time to time); provided further, that, to the extent such Indemnitee is entitled to exculpation with respect to such Obligations pursuant to
Section 6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent they arise out of such Indemnitee’s (i) material breach of this Agreement or any other Transaction
Document or (ii) bad faith violation of the implied contractual covenant of good faith and fair dealing.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee was not entitled to indemnification hereunder. Any indemnification pursuant to this Section 6.2 shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.
Section 6.3Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 6.2 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the
Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in Section 6.2; provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.
Section 6.4Non-Exclusivity; Savings Clause. The indemnification and advancement of expenses set forth in Section 6.2 and Section 6.3 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, policy of insurance or otherwise. The indemnification and advancement of expenses set forth in Section 6.2 and
Section 6.3 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person. If
Article VI, Section 6.2 or Section 6.3 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless exculpate, indemnify and advance expenses each Indemnitee to the fullest extent permitted by any applicable portion of such sections not so invalidated and to the fullest extent permitted by applicable law. The exculpation, indemnification and advancement of expenses provisions set forth in Article VI, Section 6.2 and Section 6.3 shall be deemed to be a contract between the Company and each of the persons constituting Indemnitees at any time while such provisions remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, neither Article VI, Section 6.2 nor Section 6.3 may be retroactively amended to adversely affect the rights of any Indemnitee arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.
Section 6.5Insurance. The Company may purchase and maintain insurance on behalf of the
Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Section 6.5.

ARTICLE VII
ACCOUNTING AND RECORDS; TAX MATTERS
Section 7.1Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the
Company, in accordance with such method of accounting as is determined by the Manager. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.
Section 7.2Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company, including making the elections described in Section 7.3 and shall use reasonable best efforts to furnish, within seventy-five (75 days of the close of each Taxable Year, the tax information reasonably required by the Unitholders (including a final Schedule K-1) for federal and state income Tax and any other Tax reporting purposes. Each
Unitholder shall furnish to the Company all pertinent information in its possession relating to the
Company’s operations that is necessary to enable the Company’s income Tax returns to be prepared and filed.
Section 7.3Tax Elections. The Taxable Year shall be the Fiscal Year unless otherwise determined by the Manager and permitted or required by Section 706 of the Code. The Manager shall determine whether to make or revoke any available election pursuant to the Code, except as otherwise set forth in this Agreement. Each Unitholder will upon request supply any information necessary to give proper effect to such election.
Section 7.4Tax Controversies.
(a)The Manager shall be the “partnership representative” (the “Partnership Representative”)
of the Company for purposes of the Partnership Tax Audit Rules, and, as such, shall be authorized to designate any other Person selected by the Manager as the Partnership Representative or to designate any
Person as the “designated individual” within the meaning of Treasury Regulations Section
301.6223-1(b)(3).
(b)Subject to this Section 7.4, the Partnership Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding the application of and to exercise the rights and powers provided for in, the Partnership Tax Audit Rules, including making any elections under the Partnership Tax Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any action, claim, proceeding, audit or examination before the
IRS or any other tax authority (each, an “Audit”), and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith.
(c)Without limiting the foregoing, the Partnership Representative shall give prompt written notice to Holdings of the commencement of any Audit of the Company or any of its Subsidiaries (a
“Specified Audit”). The Partnership Representative shall (i) keep Holdings reasonably informed of the material developments of any such Specified Audit, (ii) permit Holdings (or its designee) to participate
(including using separate counsel), in each case at Holdings’ sole cost and expense, in any such Specified
Audit and (iii) promptly notify Holdings of receipt of a notice of a final partnership adjustment (or equivalent under applicable laws) or a final decision of a court or IRS appeals panel (or equivalent body under applicable laws) with respect to such Specified Audit. The Partnership Representative or the
Company shall promptly provide Holdings with copies of all material correspondence between the

Partnership Representative or the Company (as applicable) and any Governmental Entity in connection with such Specified Audit and shall give Holdings a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Partnership Representative shall not (and the
Company shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate
(as compared to Pubco) and material adverse effect on Holdings (or its direct or indirect equityholders)
without Holdings’ prior written consent (not to be unreasonably withheld, delayed or conditioned). The
Partnership Representative shall obtain the prior written consent of Holdings (not to be unreasonably withheld, delayed or conditioned) before (i) making an election under Section 6226(a) of the Code (or any analogous provision of state or local Law) or (ii) taking any material action under the Partnership Tax
Audit Rules that would reasonably be expected to have a disproportionate (compared to Pubco) and material adverse effect on Holdings, in the case of each of clauses (i) and (ii).
(d)This Section 7.4 shall be interpreted to apply to Members and former Members and shall survive the transfer of a Member’s Company Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable law, the
Company shall be treated as continuing in existence.
Section 7.5Code § 83 Safe Harbor Election.
(a)By executing this Agreement, each Unitholder authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in the Internal
Revenue Service Notice 2005-43 (the “IRS Notice”) or in any successor, guidance or provision apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “partner who has responsibility for federal income Tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe
Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. Each Unitholder hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including, the requirement that each Unitholder shall prepare and file all federal income Tax returns reporting the income Tax effects of each Unit issued by the Company that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice.
(b)Any Unitholder or former Unitholder that fails to comply with requirements set forth in
Section 7.5(a) shall indemnify and hold harmless the Company and each adversely affected Unitholder and former Unitholder from and against any and all losses, liabilities, Taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, costs and expenses of suits and proceedings and reasonable fees and disbursements of counsel), in each case resulting from such Unitholder’s or former Unitholder’s failure to comply with such requirements. The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company and any other
Person under this Section 7.5(b) (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A
Unitholder’s obligations to comply with the requirements of Section 7.5(a) and to indemnify the
Company and any Unitholder or former Unitholder under this Section 7.5(b) shall survive such
Unitholder’s ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 7.5, the Company shall be treated as continuing in existence. The Company and any Unitholder or former Unitholder may pursue and enforce all rights and remedies it may have against each Unitholder or former Unitholder under this Section
7.5(b), including (i) instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter, and (ii)
specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 7.5(a).
(c)Each Unitholder authorizes the Manager to amend paragraphs (a) and (b) of this Section
7.5 to the extent necessary to achieve substantially the same Tax treatment with respect to any interest
Units Transferred to a service provider by the Company in connection with services provided to the
Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the
IRS Notice in subsequent Internal Revenue Service guidance); provided, that such amendment is not materially adverse to any Unitholder (as compared with the after-Tax consequences that would result if the provisions of the IRS Notice applied to all Units Transferred to a service provider by the Company in connection with services provided to the Company).
ARTICLE VIII
TRANSFER OF UNITS; ADMISSION OF NEW MEMBERS
Section 8.1Transfer of Units. Other than as provided for in this Section 8.1, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of
(such transaction being herein collectively called a “Transfer”) all or any portion of its Units except with the approval of the Manager, which may be granted or withheld in its sole discretion. Without the approval of the Manager (but otherwise in compliance with Section 8.1), a Member may, at any time, (a)
Transfer any portion of such Member’s Units pursuant to the Exchange Agreement and (b) Transfer any portion of such Member’s Units to a Permitted Transferee of such Member. Any purported Transfer of all or a portion of a Member’s Units not complying with this Section 8.1 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported
Transfer or to recognize the Person to which the Transfer purportedly was made as a Member. A Person acquiring a Member’s Units pursuant to this Section 8.1 shall not be admitted as a substituted or
Additional Member except in accordance with the requirements of Section 8.2, but such Person shall, to the extent of the Units transferred to it, be entitled to such Member’s (i) share of Distributions, (ii) share of Profits and Losses and (iii) Capital Account in accordance with Section 3.6. Notwithstanding anything in this Section 8.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Units after the designation of a record date and declaration of a Distribution pursuant to
Section 4.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Units) shall be entitled to receive such Distribution in respect of such transferred Units.
Section 8.2Recognition of Transfer; Substituted and Additional Members.
(a)No direct or indirect Transfer of all or any portion of a Member’s Units may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Units shall be admitted to the Company as a substituted or Additional Member hereunder, unless:
(i)the provisions of Section 8.1 shall have been complied with;

(ii)in the case of a proposed substituted or Additional Member that is (A) a competitor or potential competitor of Pubco or the Company or their respective Subsidiaries, (B)
a Person with whom Pubco or the Company or their respective Subsidiaries has had or is expected to have a material commercial or financial relationship or (C) likely to subject Pubco or the Company or their respective Subsidiaries to any material legal or regulatory requirement or obligation, or materially increase the burden thereof, in each case as determined by the Manager in its sole discretion, the admission of the purchaser, assignee, transferee or other recipient as a substituted or Additional Member shall have been approved by the Manager;
(iii)the Manager shall have been furnished with the documents effecting such
Transfer, in form and substance reasonably satisfactory to the Manager, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Manager shall have executed (and the Manager hereby agrees to execute)
any other documents on behalf of itself and the Members required to effect the Transfer;
(iv)the provisions of Section 8.2(b) shall have been complied with;
(v)the Manager shall be reasonably satisfied that such Transfer will not (A)
result in a violation of the Securities Act or any other applicable law or (B) cause an assignment under the Investment Company Act;
(vi)such Transfer would not: (A) cause (or create a substantial risk of causing) the Company to be treated as a “publicly traded partnership” within the meaning of
Section 7704 of the Code or any other association taxable as a corporation for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treas. Reg. § 1.7704-1; or (B) result in the
Company having more than 100 partners within the meaning of Treasury Regulations Section
1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section
1.7704-1(h)(3); except as the Manager might reasonably determine that the Company can rely on one or more of the secondary market safe harbors set forth in Treasury Regulations Section
1.7704-1(c)(3);
(vii)the Manager shall have received the opinion of counsel, if any, required by Section 8.2(c) in connection with such Transfer; and
(viii)all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the
Company to conduct business or to preserve the limited liability of the Members.
(b)Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a
Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement and the Exchange Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Manager, as the Manager reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Units acquired by such substituted or
Additional Member. The admission of a substituted or Additional Member shall not require the consent of any Member (but shall require the consent of the Manager, if and to the extent such consent of the
Manager is expressly required by this Article VIII). As promptly as practicable after the admission of a substituted or Additional Member, the Unit Ownership Ledger and other books and records of the
Company and Exhibit A shall be changed to reflect such admission.
(c)As a further condition to any Transfer of all or any part of a Member’s Units, the
Manager may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Manager, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Manager, as to such matters as are customary and appropriate in transactions of this type, including (or, in the case of any Transfer made to a Permitted
Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange
Agreement.
Section 8.3Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Manager and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the
Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Manager and the Company against any losses, claims, damages or liabilities to which the
Manager, the Company or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.
Section 8.4Exchange Agreement. In connection with any Transfer of any portion of a
Member’s Units pursuant to the Exchange Agreement, the Manager shall cause the Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such
Transfer promptly.
Section 8.5Change of Control Transactions. In the event (i) Pubco enters into an agreement to consummate a Change of Control (as defined in the Tax Receivable Agreement) transaction or (ii) any Person commences a tender offer or exchange offer for any of the outstanding shares of
Pubco’s stock, Pubco will take all reasonable actions in order to effect any Change of Control Exchange.
ARTICLE IX
WITHDRAWAL AND RESIGNATION OF UNITHOLDERS
Section 9.1Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article X, without the prior written consent of the Manager (which consent may be withheld by the Manager in its sole discretion), except as otherwise expressly permitted by this
Agreement. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and
(if applicable) the Equity Agreements, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital

Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.
ARTICLE X
DISSOLUTION AND LIQUIDATION
Section 10.1Dissolution. The Company shall not be dissolved by the admission of Additional
Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:
(a)at the election of the Manager;
(b)at any time there are not members of the Company unless the Company is continued
without dissolution in accordance with the Delaware Act; and
(c)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the
Delaware Act.
Except as otherwise set forth in this Article X, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.
Section 10.2Liquidation and Termination. On the dissolution of the Company, the Manager shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Company’s expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:
(a)The liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make reasonable provision for payment thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).
(b)As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair
Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article X, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1 and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation
Statement shall be final and binding on all Unitholders.
(c)As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 10.2(b), the liquidators shall promptly distribute the Company’s
Liquidation Assets to the holders of Units in accordance with Section 4.1(b). In making such distributions, the liquidators shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, preferred or common equity securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units; provided, further that, in the event that any securities are part of the
Liquidation Assets, each Unitholder that is not an “accredited investor” as such term is defined under the
Securities Act may, in the sole discretion of the Manager, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the
Manager. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2 and Section
4.3. If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to Section 10.2(b), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each
Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to
Section 10.2(b). The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 10.2(b) constitutes a complete return to the Unitholder of its Capital
Contributions and a complete distribution to the Unitholder of its interest in the Company and all the
Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.
Section 10.3Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Manager, such
Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other
Unitholder which contains rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in Article VIII).
Section 10.4Cancellation of Certificate. On completion of the winding up of the Company, including the distribution of the Company’s assets as provided herein, the Company shall be terminated
(and the Company shall not be terminated prior to such time) upon the Manager (or such other Person or
Persons as the Delaware Act may require or permit) causing the filing of a certificate of cancellation of the Certificate with the Secretary of State of Delaware, and the Manager or such other authorized Person or Persons shall in connection with the winding up of the Company cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this
Agreement until it is terminated pursuant to this Section 10.4.
Section 10.5Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to
Section 10.2 in order to minimize any losses otherwise attendant upon such winding up.
Section 10.6Return of Capital. The liquidators shall not be personally liable for the return of
Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company assets).
Section 10.7Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XI
GENERAL PROVISIONS
Section 11.1Power of Attorney. Each Unitholder hereby constitutes and appoints the
Manager and the liquidators, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action): (a) this Agreement, all certificates and other instruments and all amendments hereof or thereof in accordance with the terms hereof which the Manager deems appropriate or necessary to form, qualify or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property or as otherwise permitted herein; (b) all instruments, agreements, amendments or other documents which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents which the Manager and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article VIII or
Article IX. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her or its Units and shall extend to such Unitholder’s heirs, successors, permitted assigns and personal representatives.
Section 11.2Amendments. This Agreement may be amended (including, for purposes of this
Section 11.2, any amendment effected directly or indirectly by way of a merger or consolidation of the
Company) or waived, in whole or in part, by the Manager; provided, however, that to the extent any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, would disproportionately and adversely affect the rights of any Member of a class compared with the rights of any other Member of such class, such amendment or waiver may only be made by the Manager upon the prior written consent of such disproportionately and adversely affected Member.
Section 11.3Title to the Company Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Manager may determine. The Manager hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.
Section 11.4Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any
Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 11.5Successors and Assigns. All covenants and agreements contained in this
Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
Olympus is an express third party beneficiary of its rights under this Agreement.
Section 11.6Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this
Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.
Section 11.7Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.
Section 11.8Descriptive Headings; Interpretation. The descriptive headings of this
Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.
Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
Section 11.9Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Section 11.10Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient, or delivered by means of electronic mail if telecopied/emailed on a Business Day, and otherwise on the next Business Day or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
Section 11.11Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnitees are intended third party beneficiaries of Section 6.2 and shall be entitled to enforce such provision (as it may be in effect from time to time) directly as if a party hereto.
Section 11.12No Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 11.13Further Action. The parties hereto agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement, in each case, as and when requested by the Manager.
Section 11.14Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
Section 11.15Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or pdf electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 11.16Certain Acknowledgments. This Agreement shall be considered for all purposes as having been prepared through the joint efforts of the parties hereto. To the fullest extent permitted by law, no presumption shall apply in favor of any party hereto in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Member and Unitholder acknowledges that such Member or Unitholder is entitled to and has been afforded the opportunity to consult legal counsel of its choice regarding the terms, conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each Member and Unitholder further acknowledges that having so consulted with legal counsel of its choosing, such Member or Unitholder hereby waives any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim resulting from this Agreement or the formation of the Company.
Section 11.17Consent to Jurisdiction; WAIVER OF TRIAL BY JURY.
(a)Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party hereto’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in
Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the
State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.
(b)WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED
BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH
APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION
RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE
APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION
OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY
HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR
PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE
PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT
OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE
TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED
AMONG THE PARTIES HEREUNDER.
Section 11.18Representations and Warranties. By execution of this Agreement, each
Member severally represents and warrants as follows:
(a)Such Member has full legal right, power and authority to deliver this Agreement and the other Transaction Documents and to perform such Member’s obligations hereunder and thereunder;
(b)This Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of such Member enforceable in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors’ rights or general principles of equity;

(c)Neither this Agreement nor the other Transaction Documents violate, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default or an event of default under any other agreement of which such Member is a party; and
(d)Such Member’s investment in Units in the Company is made for such Member’s own account for investment purposes only and not with a view to the resale or distribution of such Units in violation of applicable securities laws.
Section 11.19Tax Receivable Agreement. The Tax Receivable Agreement and the Exchange
Agreement shall each be treated as part of this Agreement as described in Section 761(c) of the Code, and
Treas. Reg. § 1.704-1(b)(2)(ii)(h) and § 1.761-1(c) with respect to payments to a Member with respect to an Exchange (as defined in the Tax Receivable Agreement) by such Member.
* * * * *
Signature Page to
Accelevation Holdings LLC Limited Liability Company Agreement
IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

MEMBERS

ACCELEVATION HOLDINGS CORP.

By:	/s/ Michael Rubiera
Name: Michael Rubiera
Title: Chief Executive Officer

ACCELEVATION INVESTMENT HOLDINGS LLC

By:	/s/ Matt Boyd
Name: Matt Boyd
Title: President

INSTOR BLOCKER, INC.

By:	/s/ Michael Rubiera
Name: Michael Rubiera
Title: Chief Executive Officer

MANAGER

ACCELEVATION HOLDINGS CORP.

By:	/s/ Michael Rubiera
Name: Michael Rubiera
Title: Chief Executive Officer
UNIT OWNERSHIP LEDGER
On file with the Company.